                                                                    EXHIBIT 99.1



Contact:     Michael G. Webb
             Chief Financial Officer
             (901) 367-0888 Ext. 1226


            BACK YARD BURGERS REPORTS FIRST QUARTER FINANCIAL RESULTS


MEMPHIS, TENNESSEE (APRIL 28, 2006) -- Back Yard Burgers, Inc. (Nasdaq:BYBI) today announced results for the first quarter of 2006.

- Total revenues for the 13-week period ended April 1, 2006, were $10,641,000, a record first quarter for the Company and an increase of approximately 10.0% over total revenues for the 13-week period ended April 2, 2005. The higher revenues resulted primarily from a $724,000 increase in Company-operated restaurant sales and a $204,000 increase in royalty fees over the year-earlier period primarily due to a net increase of 17 franchised restaurants since April 2, 2005.

- The Company reported a net income of $217,000, or $0.04 per diluted share, for the first quarter of 2006 compared with net loss of $163,000, or $0.03 per diluted share, for the first quarter of 2005. Net income for the first quarter of 2006 includes a gain of approximately $106,000 (net of tax expense of $56,000) on the sale of assets. During the first quarter of 2006, the Company also adopted SFAS 123 (Revised), "Share-Based Payment," a revision of SFAS 123, "Accounting for Stock-Based Compensation." SFAS 123R requires the fair value measurement of all stock-based payments to employees, including grants of employee stock options, and recognition of those expenses in the statement of operations. As a result, the Company recorded a non-cash charge of $27,000 (net of a tax benefit of $6,000) during the first quarter of 2006. There was no comparable expense recorded during the first quarter of 2005.

     The net loss for the first quarter of 2005 includes a non-cash charge of approximately $358,000 (net of a tax benefit of $153,000) relating to the extension of the exercise date of certain stock options.

- During the first quarter of 2006, same-store sales for Company-operated restaurants increased 3.0% from the comparable period in 2005 and same-store sales for franchised restaurants increased 2.3% for the same period. Same-store sales for both Company-operated and franchised restaurants were positively affected by approximately 0.5% due to the fact that Easter Sunday occurred during the first quarter of 2005 and during the second quarter of 2006. Historically, sales at the Company's restaurants and franchises are lower on Easter Sunday.

- Unit activity for the quarter included the opening of five franchised stores and the closing of one company-operated store and three franchised stores.

As of April 1, 2006, the Company's restaurant system comprised 172 units, including 42 Company-operated stores and 130 franchised stores. Expansion plans for the remainder of 2006 include the opening of two Company-operated stores and 20 franchised stores.


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          1657 North Shelby Oaks Drive, Suite 105 | Memphis, TN 38134 |
       Phone 901 367 0888 | Fax 901 367 0999 | www.backyardburgers.com |
                               Nasdaq Symbol BYBI

BYBI Reports First Quarter Results
Page 2
April 28, 2006


Back Yard Burgers operates and franchises quick-service restaurants in 20 states, primarily in markets throughout the Southeast region of the United States. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of Company-operated and franchised restaurants the Company anticipates opening during fiscal year 2006. Forward-looking statements are based upon estimates, projections, beliefs and assumptions of management at the time of such statements and should not be viewed as guarantees of future performance. Such forward-looking information involves important risks and uncertainties that could significantly impact anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements by or on behalf of the Company. The factors that could cause our actual results to differ materially, many of which are beyond our control, include, but are not limited to, the following: delays in opening new stores or outlets because of weather, local permitting, and the availability and cost of land and construction; increases in competition and competitive discounting; increases in minimum wage and other operating costs; shortages in raw food products; volatility of commodity prices; consumer preferences, spending patterns and demographic trends; the possibility of unforeseen events affecting the industry generally, and other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission. Back Yard Burgers, Inc. disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.




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
BYBI Announces First Quarter Results
Page 3
April 28, 2006


                             BACK YARD BURGERS, INC
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                       THIRTEEN WEEKS ENDED
                                                    -------------------------
                                                    04/01/06         04/02/05
                                                    --------         --------
Revenues:
      Restaurant sales                              $  8,932         $ 8,208
      Franchise and area development fees                 86             165
      Royalty fees                                     1,135             931
      Advertising fees                                   297             244
      Other                                              191             129
                                                    --------         -------
        Total revenues                                10,641           9,677
                                                    --------         -------

Expenses:
      Cost of restaurant sales                         2,997           2,639
      Restaurant operating expenses                    4,290           3,995
      General and administrative                       1,748           2,054
      Advertising                                        685             554
      Depreciation and amortization                      551             563
      Gain on sale of assets                            (162)             --
                                                    --------         -------
        Total expenses                                10,109           9,805
                                                    --------         -------

      Operating income (loss)                            532            (128)

Interest income                                            7               6
Interest expense                                        (189)           (108)
Other, net                                               (23)            (21)
                                                    --------         -------
      Income before income taxes                         327            (251)
Income tax expense (benefit)                             110             (88)
                                                    --------         -------

Net income (loss)                                   $    217         $  (163)
                                                    ========         =======

Income (loss) per share:
      Basic                                         $   0.04         $ (0.03)
                                                    ========         =======
      Diluted                                       $   0.04         $ (0.03)
                                                    ========         =======

Weighted average number of common shares and
      common equivalent shares outstanding:
      Basic                                            4,943           4,791
                                                    ========         =======
      Diluted                                          5,105           5,135
                                                    ========         =======


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